UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Bolt Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. When requesting via the internet or telephone you will need the 12-digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12-digit control number (located above) in the subject line. No other requests, instructions, or inquiries should be included with your e-mail requesting material. Bolt Biotherapeutics, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Friday, June 10, 2022 11:00 AM, Pacific Time Annual Meeting to be held live via webcast - please visit www.proxydocs.com/BOLT for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/BOLT SEE REVERSE FOR FULL AGENDA INTERNET www.investorelections.com/BOLT TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com To order paper materials, use one of the following methods: For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/BOLT If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 31, 2022. Bolt Biotherapeutics, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 10, 2022 For Stockholders of record as of April 14, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/BOLT To vote your proxy while visiting this site, you will need the 12-digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. PROXY TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Bolt Biotherapeutics, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect each of the three Class I director nominees, each to serve until the earliest of the 2025 Annual Meeting of Stockholders, or until their successor is duly elected and qualified, or until their respective death, resignation or removal. 1.01 Frank D. Lee 1.02 Brian O’Callaghan 1.03 Mahendra G. Shah, Ph.D. 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.